Exhibit 99.1

Kiora Pharmaceuticals Appoints David Hollander, MD, MBA, to its Board of Directors

SALT LAKE CITY, UT, Dec 15, 2021 – Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX), (“Kiora” or the “Company”) announced the appointment of David Hollander, MD, MBA, to its Board of Directors. Dr. Hollander, who currently serves as the Chief Research and Development Officer of Aerie Pharmaceuticals, Inc. (“Aerie”), brings extensive ophthalmic industry expertise and insight to the Company’s board.

“Kiora has a compelling development pipeline, including KIO-301, a clinical-ready small molecule with the potential to restore vision in patients with Retinitis Pigmentosa, a rare, genetic form of blindness,” said Dr. Hollander. “Further, the recently reported topline KIO-101 data suggest that Kiora has a differentiated compound, which could offer physicians a new first-in-indication option to treat dry eye disease by inhibiting T-cell proliferation and proinflammatory cytokines release. The Company’s development program is rounded out by KIO-201, intended to accelerate ocular wound healing and is in late-stage clinical development.”

Dr. Hollander currently serves as Chief Research & Development Officer of Aerie where he is responsible for overseeing Clinical Development, Research and Discovery, Medical Affairs, as well as Regulatory and Quality functions. Previously he served as the Chief Medical Officer, Senior Vice President at Ora, Inc., an ophthalmic-specific contract research organization. Dr. Hollander previously spent a decade at Allergan with increasing leadership roles, including Head of EyeCare for Global Medical Affairs, as well as VP and Therapeutic Area Head of Anterior Segment Clinical Development.

"Dr. Hollander provides a unique and immediate practical perspective as a global ophthalmic industry executive and as an ophthalmologist and innovator,” said Brian M. Strem, Ph.D., President and Chief Executive Officer of Kiora. “We look forward to his contributions and the strategic guidance he brings to the company.”

Throughout most of his career in industry, Dr. Hollander has continued to see patients and teach residents in the operating room and clinic as a practicing ophthalmologist. He is an author on more than 80 peer-reviewed publications, has given more than 100 presentations nationally and internationally, and is listed as a holder on multiple patents. Dr. Hollander began his career at Jules Stein Eye Institute at UCLA, where he completed a fellowship in cornea, external-ocular disease and refractive surgery, and served as Assistant Chief of Ophthalmology at the Greater Los Angeles VA Medical Center. Dr. Hollander holds an MD from the University of Pennsylvania School of Medicine, an MBA from the Wharton School and a BS in chemistry from Stanford University.

About Kiora

Kiora is a clinical-stage biotechnology company developing and commercializing products for treating ophthalmic diseases. KIO-301 is a molecular photoswitch that has the potential to restore light perception in patients with inherited and/or age-related retinal degeneration. KIO-101 is a next-generation, non-steroidal, immuno-modulatory and small molecule inhibitor of Dihydroorotate Dehydrogenase (“DHODH”) with best-in-class picomolar potency and a validated immune modulating mechanism (blocks T cell proliferation and proinflammatory cytokine release) designed to overcome the off-target side effects and safety issues associated with other DHODH inhibitors. In addition, Kiora is developing KIO-201, a modified form of the natural polymer hyaluronic acid, designed to accelerate corneal wound healing. For more information, please visit www.kiorapharma.com.

Forward-Looking Statements

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora’s products, including KIO-101, KIO-201 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, market and other conditions and certain risk factors described under the heading “Risk Factors” contained in Kiora’s Annual Report on Form 10-K filed with the SEC on March 25, 2021 or described in Kiora’s other public filings. Kiora’s results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Contact

Francina Agosti, PhD

(617) 546-0742

kiora@reportablenews.com